Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223585

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.00001 par value per share	$75,000,000	$9,735

(1)

The filing fee of $9,735 is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rules 456(b) and 457(r) under the Securities Act, this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement on Form S-3 (No. 333-223585) filed by Akebia Therapeutics, Inc. (the “Registrant”) on March 13, 2018.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED March 12, 2018)

Akebia Therapeutics, Inc.

Up to $75,000,000

Common Stock

We have entered into an amended and restated sales agreement, or the Sales Agreement, with Cantor Fitzgerald & Co., or Cantor Fitzgerald, relating to shares of our common stock, $0.00001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock from time to time through Cantor Fitzgerald, acting as sales agent.

Our common stock is listed on The Nasdaq Global Market under the symbol “AKBA.” On November 11, 2019, the last reported sale price of our common stock was $3.66 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market” equity offering as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to the terms of our Sales Agreement, Cantor Fitzgerald is not required to sell any specific number or dollar amount of our shares, but will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor Fitzgerald will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement. In connection with the sale of shares of our common stock on our behalf, Cantor Fitzgerald. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor Fitzgerald with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, pursuant to the terms of the Sales Agreement.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement and future filings. We will remain an emerging growth company until December 31, 2019 (the last day of the fiscal year following the fifth anniversary of our initial public offering). See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” on page S-6 of this prospectus supplement.

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein. See “Risk Factors” on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 12, 2019.

DIVIDEND POLICY	S-10
DILUTION	S-11
PLAN OF DISTRIBUTION	S-12
LEGAL MATTERS	S-13
EXPERTS	S-13
WHERE YOU CAN FIND MORE INFORMATION	S-13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-13

DESCRIPTION OF WARRANTS	11
DESCRIPTION OF UNITS	12
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	13
LEGAL MATTERS	14
EXPERTS	14

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you information different from that contained in this prospectus supplement and the accompanying prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of when this prospectus supplement is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not and Cantor Fitzgerald has not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Cantor Fitzgerald take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus prepared by or on behalf of us that we may authorize in connection with this offering, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

Other than in the United States, no action has been taken by us or Cantor Fitzgerald that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer, issue and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Unless stated otherwise or the context otherwise requires, we use the terms “Akebia,” “Akebia Therapeutics,” “we,” “us,” “the company” and “our” in this prospectus supplement to refer to Akebia Therapeutics, Inc. and its subsidiaries, including Keryx Biopharmaceuticals, Inc. When we refer to “you” or “yours” we mean the investors and potential investors in the shares of common stock offered hereby. The trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties and are being made pursuant to the provisions of the U.S. Private Securities Litigation Reform Act of 1995 with the intention of obtaining the benefits of the “safe harbor” provisions of that Act. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, other than statements of historical fact, are forward-looking statements. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “build,” “can,” “contemplate,” “continue,” “could,” “should,” “designed,” “estimate,” “project,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “strategy,” “seek,” “target,” “will,” “would,” and other words and terms of similar meaning, but the absence of these words does not necessarily mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements about:

•

our expectations with respect to (i) the anticipated financial impact and potential benefits to us related to our merger with Keryx Biopharmaceuticals, Inc., or Keryx, that was completed on December 12, 2018, or the Merger, (ii) integration of the businesses subsequent to the Merger, and (iii) other matters related to the Merger;

•	the timing, investment and associated activities involved in commercializing Auryxia;

•	the potential therapeutic applications of the hypoxia-inducible factor, or HIF, pathway;

•	our pipeline, including its potential, and our research activities;

•

the potential therapeutic benefits, safety profile, and effectiveness of our product candidates, including the potential for vadadustat to set a new standard of care in the treatment of anemia due to chronic kidney disease;

•

the potential indications, demand and market potential and acceptance of our product and product candidates, including our estimates regarding the potential market opportunity for Auryxia, vadadustat or any other product candidates and the size of eligible patient populations;

•	our competitive position, including estimates, developments and projections relating to our competitors and their products and product candidates, and our industry;

•

our expectations, projections and estimates regarding our costs, expenses, revenues, capital requirements, need for additional capital, financing our future cash needs, capital resources, cash flows, financial performance, profitability, tax obligations, liquidity, growth, contractual obligations, the period of time our cash resources and collaboration funding will fund our current operating plan, internal control over financial reporting, and disclosure controls and procedures;

•	the timing of the availability and disclosure of clinical trial data and results;

•

our and our collaborators’ strategy, plans and expectations with respect to the development, manufacturing, commercialization, launch, marketing and sale of our product candidates, and the associated timing thereof;

•	the designs of our studies, and the type of information and data expected from our studies and the expected benefits thereof;

•	the timing of or likelihood of regulatory filings and approvals, including labeling or other restrictions;

•

our ability to maintain any marketing authorizations we currently hold or will obtain, including our marketing authorizations for Auryxia and Fexeric and our ability to complete post-marketing requirements with respect thereto;

•

our ability to negotiate, secure and maintain adequate pricing, coverage and reimbursement terms and processes on a timely basis, or at all, with third-party payors for Auryxia or any other product candidate that may be approved;

•	the targeted timing of enrollment of our clinical trials;

•	the timing of initiation of our clinical trials and plans to conduct preclinical and clinical studies in the future;

•

the timing and amounts of payments from or to our collaborators and licensees, and the anticipated arrangements and benefits under our collaboration and license agreements, including with respect to milestones and royalties;

•

our intellectual property position, including obtaining and maintaining patents, and the timing, outcome and impact of administrative, regulatory, legal and other proceedings relating to our patents and other proprietary and intellectual property rights, as well as Abbreviated New Drug Applications filed by generic drug manufacturers and potential U.S. Food and Drug Administration approval thereof, and associated patent infringement suits that we have filed or may file, or other actions that we may take against such companies, and the timing and resolution thereof;

•	expected reliance on third parties, including with respect to the development, manufacturing, supply and commercialization of our product and product candidates;

•	accounting standards and estimates, their impact, and their expected timing of completion;

•	estimated periods of performance of key contracts;

•	our facilities, lease commitments, and future availability of facilities;

•	cybersecurity;

•	insurance coverage;

•	our employees, including our management team, employee compensation, employee relations, and our ability to attract and retain high quality employees;

•

the implementation of our business model, current operating plan, and strategic plans for our business, product candidates and technology, and business development opportunities including potential collaborations, alliances, mergers, acquisitions or licensing of assets;

•	the timing, outcome and impact of current and any future legal proceedings; and

•	our expected use of proceeds from this offering.

These forward-looking statements involve risks and uncertainties, including those that are described in the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and in our filings we make from time to time with the U.S. Securities and Exchange Commission, or the SEC, that could cause our actual results, financial condition, performance or achievements to be materially different from those indicated in these forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Unless otherwise stated, our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-

looking statements as predictions of future events. Unless required by law, we will not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein also contain estimates and other information concerning our industry and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Unless otherwise expressly stated, we obtained this industry, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and does not contain all of the information that may be important to you. You should carefully review this entire prospectus supplement and the documents incorporated by reference, including the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement and under “Risk Factors” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q and in our filings we make from time to time with the SEC, and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, before making your investment decision.

OUR BUSINESS

Akebia Therapeutics, Inc. is a biopharmaceutical company focused on the development and commercialization of therapeutics for people with kidney disease. Akebia’s commercial product, Auryxia® (ferric citrate) is currently approved by the United States Food and Drug Administration and marketed for two indications in the United States: (1) the control of serum phosphorus levels in adult patients with chronic kidney disease, or CKD, on dialysis, or DD-CKD, and (2) the treatment of iron deficiency anemia in adult patients with CKD not on dialysis, or NDD-CKD. Ferric citrate is also approved and marketed in Japan as an oral treatment for the improvement of hyperphosphatemia in patients with DD-CKD and NDD-CKD under the trade name Riona® (ferric citrate hydrate) and is approved, but not currently marketed, in the European Union as an oral treatment for the control of hyperphosphatemia in adult patients with DD-CKD and NDD-CKD under the trade name Fexeric® (ferric citrate). Akebia’s lead investigational product candidate, vadadustat, is an oral therapy in Phase 3 development for two indications: (1) anemia due to CKD in adult patients with DD-CKD and (2) anemia due to CKD in adult patients with NDD-CKD. We believe vadadustat has the potential to set a new standard of care in the treatment of anemia due to CKD, acting via a novel hypoxia inducible factor, or HIF, pathway. HIF is the primary regulator of the production of red blood cells in the body, as well as other important metabolic functions.

Akebia was incorporated in 2007 under the laws of the State of Delaware. Our principal executive offices are located at 245 First Street, Cambridge, MA, 02142. Our telephone number is (617) 871-2098 and our website address is www.akebia.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until December 31, 2019 (the last day of the fiscal year following the fifth anniversary of our initial public offering). For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to public companies that are not emerging growth companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read this prospectus supplement and the documents referred to herein.

Issuer	Akebia Therapeutics, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $75,000,000.

Manner of offering

Sales of shares of our common stock under this prospectus supplement may be made by any method deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Subject to the terms of the Sales Agreement, Cantor Fitzgerald & Co. will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Market, on mutually agreeable terms between Cantor Fitzgerald & Co. and us. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement.

Sales agent	Cantor Fitzgerald & Co.

Use of proceeds

We expect to use the net proceeds from this offering, if any, (i) for clinical development of our lead product candidate, and discovery, research and preclinical studies of our other product candidates; (ii) to support the continued commercialization of Auryxia, our commercial product; and (iii) to fund working capital, capital expenditures and other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates or technology. See “Use of Proceeds” beginning on page S-9 of this prospectus supplement.

Risk factors

Your investment in shares of our common stock involves substantial risks. You should consider the matters referred to under the heading “Risk Factors” in this prospectus supplement, including the risk factors incorporated by reference herein from our filings with the SEC.

Nasdaq Global Market symbol	“AKBA.”

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including “Part I, Item IA—Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and in our filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information contained in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read “About this Prospectus Supplement” in this prospectus supplement and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to This Offering

You may incur immediate and substantial dilution as a result of this offering.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 20,491,803 shares of our common stock are sold at a price of $3.66 per share, the last reported sale price of our common stock on the Nasdaq Global Market on November 11, 2019, for aggregate gross proceeds of $75,000,000 million, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $2.33 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2019 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants could result in further dilution of your investment. See “Dilution” beginning on page S-11 of this prospectus supplement for a more detailed description of the dilution to new investors in this offering.

We have broad discretion in the use of net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds, if any, from this offering for (i) for clinical development of our lead product candidate, and discovery, research and preclinical studies of our other product candidates; and (ii) to fund working capital, capital expenditures and other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates or technology. See “Use of Proceeds” beginning on page S-9 of this prospectus supplement for further detail. Although we currently intend to use the net proceeds, if any, from this offering in such a manner, we will have broad discretion in the application of such net proceeds. Our failure to apply these funds effectively could affect our ability to continue to develop and commercialize our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or loses value.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $75,000,000 from time to time under this prospectus supplement. Because there is no minimum offering amount required pursuant to the amended and restated sales agreement, or Sales Agreement, with Cantor Fitzgerald, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Actual net proceeds will depend on the number of shares we sell and the prices at which such sales occur. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Cantor Fitzgerald as a source of financing.

We intend to use the net proceeds, if any, from sales of shares of our common stock covered by this prospectus supplement as follows:

•	for clinical development of our lead product candidate, and discovery, research and preclinical studies of our other product candidates;

•	to support the continued commercialization of Auryxia, our commercial product; and

•	to fund working capital, capital expenditures and other general corporate purposes, which may include the acquisition or in-license of additional compounds, product candidates or technology.

Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the Sales Agreement with Cantor Fitzgerald represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies, our ongoing clinical studies or clinical studies we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the development and growth of our business. In addition, the terms of our current or future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

DILUTION

Our net tangible book value of our common stock as of September 30, 2019 was approximately $112.0 million, or approximately $0.94 per share of common stock based upon 118,863,735 shares outstanding as of September 30, 2019. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2019. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the assumed sale of 20,491,803 shares of our common stock by us in this offering at an assumed public offering price of $3.66 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on November 11, 2019, less the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2019 would have been $185.3 million, or $1.33 per share. This would represent an immediate increase in net tangible book value per share of $0.39 to existing stockholders and immediate dilution of $2.33 in net tangible book value per share to new investors purchasing common stock in this offering at the assumed offering price.

The following table illustrates this dilution on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$3.66
Net tangible book value per share as of September 30, 2019	$0.94
Increase in net tangible book value per share attributable to the offering	$0.39
As adjusted net tangible book value per share after giving effect to the offering		$1.33
Dilution in net tangible book value per share to new investors in the offering		$2.33

The foregoing table is based on 118,863,735 shares of our common stock outstanding assumes no exercise of outstanding options or warrants or vesting of restricted stock units after September 30, 2019, and excludes the following, each as of September 30, 2019:

•

7,808,382 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2019 at a weighted-average exercise price of $8.42 per share and 4,810,417 shares of common stock issuable upon vesting of restricted stock units as of September 30, 2019;

•

2,742,148 shares of common stock reserved for future issuance under our 2014 Incentive Plan, 5,715,992 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan and 1,941,900 shares of common stock reserved for issuance in 2019 under our Inducement Award Program; and

•	509,611 shares of common stock reserved for future issuance pursuant to outstanding warrants at an exercise price of $9.81 per share.

Each $1.00 increase in the assumed public offering price of $3.66 per share, which was the last reported sale price of our common stock on The Nasdaq Global Market on November 11, 2019, assuming all of the common stock we are offering, in the aggregate amount of $75,000,000, is sold at that price per share, would increase our as adjusted net tangible book value per share after this offering by approximately $0.43 per share, and the dilution per share to new investors by approximately $3.29 per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual number of shares that are sold in this offering and the prices at which such sales are made.

PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co., or Cantor Fitzgerald, dated May 23, 2016 and amended and restated as of November 12, 2019, under which we may issue and sell shares of our common stock from time to time through Cantor Fitzgerald acting as agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cantor Fitzgerald may sell shares of our common stock by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Cantor Fitzgerald not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Cantor Fitzgerald may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Cantor Fitzgerald commissions, in cash, for its services in acting as agent in the sale of our common stock. Cantor Fitzgerald will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under this prospectus supplement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Cantor Fitzgerald under the terms of the Sales Agreement, will be approximately $160,000.

Settlement for sales of shares of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Cantor Fitzgerald in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor Fitzgerald may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Cantor Fitzgerald will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of common stock on our behalf, Cantor Fitzgerald will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Cantor Fitzgerald against certain civil liabilities, including liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon termination of the Sales Agreement as permitted therein. We and Cantor Fitzgerald may each terminate the Sales Agreement at any time upon ten days’ prior notice (or three days’ prior notice by us at any time when no placement notice is in effect) or by Cantor Fitzgerald at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common stock or to enforce contracts for the sale of our common stock.

Cantor Fitzgerald and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Cantor Fitzgerald will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Cantor Fitzgerald and Cantor Fitzgerald may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Certain legal matters will be passed upon for Cantor Fitzgerald & Co. by Latham & Watkins LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Akebia Therapeutics, Inc. appearing in Akebia Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Keryx Biopharmaceuticals, Inc. as of and for the years ended December 31, 2017, 2016 and 2015 have been audited by UHY LLP, an independent registered public accounting firm, as set forth in their report dated February 21, 2018, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we have filed with the SEC for the shares of common stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, including the information incorporated by reference, do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.akebia.com after filing such documents with the SEC. The information contained on our website is not part of this prospectus supplement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You can read our SEC filings, including the registration statement, on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement in a document incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement, the accompanying prospectus or any subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference herein or therein have been modified or superseded.

We incorporate by reference in this prospectus supplement the documents set forth below that have been previously filed with the SEC and any future filings we make with the SEC, under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (in each case, other than those documents or the portions of those documents not deemed to be filed) until the termination or completion of the offering of the shares of common stock to which this prospectus supplement and the accompanying prospectus relate:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019, for the quarterly period ended June  30, 2019, filed with the SEC on August 8, 2019, and for the quarterly period ended September  30, 2019, filed with the SEC on November 12, 2019;

•

our Current Reports on Form 8-K filed on January 7, 2019 (solely with respect to Item 8.01), April  10, 2019, April 18, 2019, May 9, 2019 (solely with respect to Item 5.02), June 11, 2019, September  11, 2019 and November 12, 2019;

•	our Definitive Proxy Statement, filed with the SEC on April 26, 2019, as supplemented on May 9, 2019; and

•	Description of Capital Stock, which is contained in our Registration Statement on Form 8-A, as filed with the SEC on March 12, 2014.

We will provide without charge to each person, including beneficial owners, to whom a copy of this prospectus supplement is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to Investor Relations, Akebia Therapeutics, Inc., 245 First Street, Cambridge, Massachusetts 02142 or may be made by phone by calling (617) 871-2098.

PROSPECTUS

Akebia Therapeutics, Inc.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, shares of our common stock, preferred stock or warrants, as well as units comprised of these securities, as described in this prospectus. The preferred stock and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of Akebia Therapeutics, Inc. In addition, selling security holders to be named in a prospectus supplement may offer and sell our securities from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of offering.

This prospectus describes some of the general terms of these securities. The specific terms of the securities to be offered and other information as to the terms and matters related to a specific offering will be described in one or more prospectus supplements to this prospectus. The prospectus supplements may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read carefully both this prospectus and any prospectus supplement before making your investment decision.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers, and agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Market under the symbol “AKBA.”

Investing in our securities involves risks. See “Risk Factors” on page 3 and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 12, 2018.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to give you information different from that contained in this prospectus. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time. Each time we or selling securityholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.

This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to “Akebia,” the “Company,” “we,” “us,” “our” and similar names are to Akebia Therapeutics, Inc. and its subsidiaries unless we state otherwise or the context otherwise requires.

ABOUT AKEBIA THERAPEUTICS, INC.

Akebia Therapeutics, Inc. is a biopharmaceutical company focused on developing and commercializing novel therapeutics for patients based on hypoxia-inducible factor, or HIF, biology, and building its pipeline while leveraging its development and commercial expertise in renal disease. HIF is the primary regulator of the production of red blood cells in the body, as well as other important metabolic functions. Pharmacologic modulation of the HIF pathway may have broad therapeutic applications. Akebia’s lead product candidate, vadadustat, is an oral therapy in Phase 3 development and has the potential to set a new standard of care in the treatment of anemia due to chronic kidney disease. Akebia’s management team has extensive experience in developing and commercializing drugs for the treatment of renal and metabolic disorders, as well as a deep understanding of HIF biology. This unique combination of HIF and renal expertise is enabling Akebia to advance a pipeline of HIF-based therapies to potentially address serious diseases.

Akebia was incorporated in 2007 under the laws of the State of Delaware. Our principal executive offices are located at 245 First Street, Suite 1100, Cambridge, MA, 02142. Our telephone number is (617) 871-2098 and our website address is www.akebia.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, in any subsequent Quarterly Report on Form 10-Q, and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “strategy,” “seek,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. In particular, you should consider the numerous risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement (see “Where You Can Find More Information”).

Future results, levels of activity, performance and achievements may not match those expressed or implied in forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we do not undertake, and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures and possible acquisitions or in-licenses of product candidates. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering. We would not receive proceeds from sales by our securities holders.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for sale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents;

•	directly to purchasers or to a single purchaser; or

•	through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers, and their compensation in a prospectus supplement. Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

DESCRIPTION OF CAPITAL STOCK

General

The following description of certain terms of our capital stock is intended as a summary only and is qualified in its entirety by reference to our Ninth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and to the applicable provisions of the Delaware General Corporation Law. We refer in this section to our Ninth Amended and Restated Certificate of Incorporation as our certificate of incorporation, and we refer to our Amended and Restated Bylaws as our bylaws.

Our authorized capital stock consists of 175,000,000 shares of our common stock, par value $0.00001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.00001 per share.

As of December 31, 2017, we had issued and outstanding:

•	47,612,619 shares of our common stock;

•

options to purchase a total of 3,660,014 shares of our common stock with a weighted-average exercise price of $9.47 per share, restricted stock units that vest into 728,738 shares of our common stock and warrants to purchase 509,611 shares of our common stock.

As of December 31, 2017, we had approximately 24 holders of record of our common stock.

Common Stock

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as the Board of Directors may from time to time determine.

Voting Rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights.

Conversion or Redemption Rights. Our common stock is neither convertible nor redeemable.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Under our certificate of incorporation, we are authorized to issue up to 25,000,000 shares of preferred stock at $0.00001 par value per share. The preferred stock may be issued in one or more series, and the Board of Directors is expressly authorized (i) to fix the descriptions, powers, preferences, rights, qualifications, limitations and restrictions with respect to any series of preferred stock and (ii) to specify the number of shares of any series of preferred stock. As of December 31, 2017, there were no shares of preferred stock issued and outstanding.

The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the offering.

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by the Board of Directors.

These provisions include:

Classified Board. Our certificate of incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our Board of Directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board. Our certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors shall be fixed exclusively pursuant to a resolution adopted by our Board of Directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation and the bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. Stockholders are not permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Removal of Directors. Our certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose. This requirement of a supermajority vote to remove directors could enable a minority of our stockholders to prevent a change in the composition of our Board.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Super Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of our Board of Directors or the affirmative vote of holders of at least 75% of the total votes of the outstanding shares of capital stock of our company entitled to vote with respect thereto, voting together as a single class, are required to amend, alter, change or repeal the bylaws. In addition, the affirmative vote of the holders of at least 75% of the total votes of the outstanding shares of capital stock of our company entitled to vote with respect thereto, voting together as a single class, are required to amend, alter, change or repeal, or to adopt any provisions inconsistent with, any of the provisions in our certificate of incorporation relating to amendments to our certificate of incorporation and bylaws. This requirement of a supermajority vote to approve amendments to our bylaws and certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum. Our certificate of incorporation provides that, subject to limited exceptions, the state or federal courts located in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our certificate of incorporation or our bylaws, or (iv) any other action asserting a claim against us that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our certificate of incorporation described above. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could find the choice of forum provisions contained in our certificate of incorporation to be inapplicable or unenforceable.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 75% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances); or at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

Our common stock has been listed on The NASDAQ Global Market under the symbol “AKBA.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we and the selling securityholders may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

As of December 31, 2017, we had issued and outstanding 509,611 warrants to purchase shares of our common stock.

The applicable prospectus supplement will contain, where applicable, the following terms of and, other information relating to, the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•

if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	certain material U.S. federal income tax consequences, if applicable;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The applicable prospectus supplement will describe the terms of any units. The following description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with a public offering of units.

We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities composing the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities composing the units; and

•	whether the units will be issued in fully registered or global form.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.akebia.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room

100 F Street N.E.

Washington, DC 20549

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 12, 2018; and

•

our Description of Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on March 12, 2014 and including any amendments or reports filed for the purpose of updating such description.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Investor Relations

Akebia Therapeutics, Inc.

245 First Street, Suite 1100

Cambridge, Massachusetts 02142

(617) 871-2098

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.akebia.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Akebia Therapeutics, Inc. appearing in Akebia Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $75,000,000

Common Stock

PROSPECTUS SUPPLEMENT

November 12, 2019